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                                Exhibit 15


                          Coopers & Lybrand L.L.P.
                          1100 Campanile Building
                           1155 Peachtree Street
                          Atlanta, Georgia  30309



                                                      February 12, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


RE:  First Liberty Financial Corp.
     Registration on Form S-8


We are aware that our report dated February 12, 1998 on our review of interim financial information of First Liberty Financial Corp. and subsidiaries (the "Company") for the three-month period ended December 31, 1997, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference into the Company's form S-8 (File No. 33-24733). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



/s/   Coopers & Lybrand L.L.P.




























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